Exhibit 5.1

Kinstellar LLP TURAR Business Centre 502 Seifullin Avenue, Office 501 Almaty, 050012 Kazakhstan

Telephone	(7) 727 355 05 30
Facsimile	(7) 727 355 05 40

almaty.office@kinstellar.com

Joint Stock Company Kaspi.kz

154A Nauryzbai Batyr Street

Almaty, 050013, Kazakhstan

(the “Company”)

By E-mail	19 January 2024

Dear Sirs,

Registration on Form S-8 (the “Registration Statement”) of American depositary shares representing common shares of the Company under the Company’s long-term incentive plan (the “LTIP Registration”)

1	Introduction

1.1	Basis of instructions

We have acted as your Kazakhstan legal advisers in connection with the LTIP Registration.

1.2	Defined terms

1.2.1	In this Opinion:

“Approvals” means documents listed in paragraph 6 in Schedule 1 (Documents reviewed).

This communication is confidential and may be privileged or otherwise protected by work product immunity. If you receive this communication unintentionally, please inform us immediately, do not make a copy of it and do not disclose it to third parties. Kinstellar LLP, a limited liability partnership, with its registered office at 502 Seifullin Avenue, 5th Floor, Almalinskiy District, Almaty, 050012, Republic of Kazakhstan, Business Identification Number (BIN) 130840016050. Kinstellar LLP has affiliated firms in Bulgaria (Kinstellar, s.r.o., a.k. / Branch Sofia / Ševčík), the Czech Republic (Kinstellar, s.r.o., advokátní kancelář), Hungary (Andrékó Ferenczi Kinstellar Ügyvédi Iroda), Romania (Kinstellar SPARL), Serbia (Kinstellar d.o.o. Beograd), the Slovak Republic (Kinstellar, s. r. o.), Turkey (Kinstellar Danışmanlık Hizmetleri Avukatlık Ortaklığı), Ukraine (Kinstellar LLC) and Uzbekistan (Kinstellar LLC). The term partner in relation to Kinstellar LLP is used to refer to a member of Kinstelar LLP or a member of any of its affiliated firms or entities or an employee of or consultant to Kinstellar LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the partners of Kinstellar LLP is open to inspection at its registered office or on www.kinstellar.com. Please refer to www.kinstellar.com for important information on our regulatory position. For any queries please contact us at kazakhstan@kinstellar.com.

“Approvals” means documents listed in paragraph 6 in Schedule 1 (Documents reviewed).

“Authorising Resolutions” means documents listed in paragraph 5 in Schedule 1 (Documents reviewed).

“Beneficiaries” means the Company.

“Constitutional Documents” means the Constitutional Documents of the Company as defined in Schedule 1(Documents reviewed).

“KCSD” means the Kazakhstan Central Securities Depositary.

“NBK” means the National Bank of the Republic of Kazakhstan.

“Shares” means 199,500,000 common shares of the Company.

1.2.2	References to “this Opinion” are references to the whole of this Opinion and any part of it.

1.2.3

“Kazakhstan law” means Kazakhstan laws (including, but not limited to, the Constitution, resolutions of the Parliament of the Republic of Kazakhstan and the Government of the Republic of Kazakhstan, edicts and decrees of the President of the Republic of Kazakhstan and normative legislative acts of the central government, agencies of state power and administration issued pursuant to authority expressly granted by the relevant law or laws) in force, published, not restricted in circulation and, where required by Kazakhstan laws, registered with the Ministry of Justice of Kazakhstan. This Opinion relies on the Russian version of Kazakhstan laws as published in official publications as at the date of this Opinion that in our experience are normally used by Kazakhstan lawyers.

1.3	Documents reviewed and searches and enquiries completed

For this Opinion, we have reviewed only the documents referred to in Schedule 1 (Documents reviewed).

1.4	Scope and purpose of this Opinion

1.4.1	This Opinion is limited to matters of Kazakhstan law as at today’s date. We express no opinion on the laws of any other jurisdiction.

1.4.2	This Opinion is limited to the matters stated herein and is not to be read as extending by implication to any other matters not specifically referred to in this Opinion.

1.4.3

By giving this Opinion, we do not assume any obligation to notify the Beneficiary of future changes in Kazakhstan law, which may affect the opinions expressed in this Opinion, or otherwise to update this Opinion in any respect. This Opinion is given on the basis that it will be governed by, and construed in accordance with, Kazakhstan law and that any dispute arising out of, or in connection with, it shall be subject to the exclusive jurisdiction of the Kazakhstan courts.

1.4.4	We give this Opinion:

(i)	on the basis of the assumptions set out in Schedule 2 (Assumptions); and

(ii)	subject to the qualifications set out in Schedule 3 (Qualifications).

1.4.5	No person may rely on this Opinion except for the Beneficiary. They may rely on this Opinion only in connection with the LTIP Registration.

1.4.6	No person may, without our written consent (which may be granted or withheld in our sole discretion):

(i)	assign, or hold the benefit of this Opinion on trust for, any other person; or

(ii)	(subject to paragraph 1.4.7) disclose this Opinion, or any copy of it, to any other person other than:

(a)	any person to whom disclosure is required by law, court order or rules or regulations of any competent supervisory or regulatory body;

(b)	the affiliates of the Beneficiary involved in the effectuating of the LTIP Registration;

(c)

to any person in connection with any court or arbitral proceedings (including the court or arbitral tribunal itself) in respect of a dispute or claim to which the Beneficiary is a party related to the LTIP Registration, but only to the extent required by the relevant court or arbitral tribunal and/or to the extent necessary to assert or protect the Beneficiary’s rights before such court or tribunal;

(d)	to the Beneficiary’s legal and other advisers and, solely to the extent necessary for their audit, the Beneficiary’s auditors; or

(e)	the U.S. Securities and Exchange Commission.

1.4.7	Any disclosure of this Opinion under paragraph 1.4.6 must be strictly on the following conditions (of which the person making the disclosure must inform the recipient in writing):

(i)	the disclosure is made only to inform the recipient of the terms of this Opinion, but not so the recipient may rely on it in any way and that the recipient shall not further disclose this Opinion; and

(ii)	we accept no duty, responsibility or legal liability to any person or entity to whom a copy of this Opinion is provided.

1.4.8

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any post-effective amendment or registration statement filed in accordance with Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the LTIP Registration. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

2	Opinion

We are of the opinion that:

2.1	Status

The Company is registered and exists as a joint stock company and a banking holding under Kazakhstan law.

2.2	Shares

The Shares are validly issued, fully paid, non-assessable and free of any encumbrances.

Yours faithfully

/s/ Kinstellar LLP

Kinstellar LLP

Schedule 1

Documents reviewed

For this Opinion we have reviewed originals or PDF copies of the following documents:

1

PDF copies of the constitutional documents of the Company. For these purposes, “Constitutional Documents of the Company” means the certificate of state registration of the Company as a Kazakhstan legal entity, its most recent charter (by-law) and the consent to acquire the status of a banking holding of JSC “Kaspi Bank”.

2

PDF copies of the prospectus of issue of shares registered by the NBK on 13 November 2014, amendments to the prospectus registered by the NBK on 18 July 2018, amendments to the prospectus registered by the NBK on 28 December 2018, amendments to the prospectus registered by the NBK on 16 September 2019.

3	PDF copies of the resolutions of the corporate bodies of the Company:

(a)	minutes of the meeting of the general meeting of shareholders of the Company No. 3-18 dated 9 July 2018 approving the increase of the number of authorized shares of the Company;

(b)

minutes of the meeting of the general meeting of shareholders of the Company No. 4-18 dated 26 November 2018 approving the exchange of placed preference shares of the Company to common shares of the Company;

(c)

minutes of the meeting of the general meeting of shareholders of the Company No. 5-18 dated 7 December 2018 approving the change of type of unplaced authorized shares of the Company from preference shares to common shares of the Company;

(d)	minutes of the meeting of the general meeting of shareholders of the Company No. 2-19 dated 19 August 2019 approving the increase of the number of authorized shares of the Company;

(e)	minutes of the meeting of the board of directors of the Company No. 2015/10-1 dated 14 October 2015 approving the placement of authorized common and preference shares of the Company; and

(f)	minutes of the meeting of the board of directors of the Company No. 2015/10-2 dated 23 October 2015 approving the placement of authorized common and preference shares of the Company,

(the “Authorizing Resolutions”).

4	PDF copies of the approvals, certificates and reports:

(a)	the certificate of state registration of the issue of authorized shares of the Company dated 13 November 2014 No. A5985 (Series C No. 0000728);

(b)	the certificate of state registration of the issue of authorized shares of the Company dated 18 July 2018 No. A5985 (Series C No. 0002043);

(c)	the certificate of state registration of the issue of authorized shares of the Company dated 28 December 2018 No. A5985 (Series C No. 0002195);

(d)	the certificate of state registration of the issue of authorized shares of the Company dated 16 September 2019 (Series C No. 0000021);

(e)	the approval of the report on the results of the placement of authorized shares of the Company dated 30 July 2015 No. 33-3-03/5966;

(f)	the approval of the report on the results of the placement of authorized shares of the Company dated 11 February 2016 No. 33-3-03/705;

(g)	the approval of the report on exchange of placed shares of the Company dated 15 February 2019 No. 33-11-03/784;

(h)	the certificate of the securities holders prepared by the KCSD dated 2 November 2023 No. 17871281;

(i)	KCSD report on fulfilment of the order No. 15-277563 dated 25 February 2015 in relation to 1515 common shares of the Company credited to Mr Vyacheslav Kim;

(j)	KCSD report on fulfilment of the order No. 15-411463 dated 22 October 2015 in relation to 1 498 484 common shares of the Company credited to Mr Vyacheslav Kim;

(k)	KCSD report on fulfilment of the order No. 15-414962 dated 6 November 2015 in relation to 1 common share of the Company credited to Caspian Group B.V.; and

(l)	KCSD report on fulfilment of the order No. 15-414969 dated 6 November 2015 in relation to 400 000 preference shares of the Company credited to Caspian Group B.V.,

(the “Approvals”).

5	PDF copy of the officer‘s certificate of the Company dated 3 November 2023 (the “Officer’s Certificate”).

6	Exchange Agreement dated 15 October 2015 between Mr Vyacheslav Kim and the Company.

7	Subscription Agreement dated 5 November 2015 between Caspian Group B.V. and the Company.

Schedule 2

Assumptions

In this Opinion we have made the following assumptions. We have made no independent investigation of the accuracy of the assumptions.

1

All original documents supplied to us are complete, genuine and up to date. All copy documents or extracts of documents supplied to us are true copies of complete, genuine and up to date original documents and the person(-s) who has(-ve) delivered or transmitted copies of documents or extracts of documents to us was(were) duly authorised to do so by the parties thereto.

2

Any document examined by us in an unexecuted form will be or has been executed in the same form and that no amendments (whether oral, in writing or by conduct of the parties) have been made to any of the documents examined by us.

3	All signatures and seals affixed to any of the documents reviewed by us are genuine.

4

Each of the statements in the Officer’s Certificate is true and correct as at the date of this Opinion and there are no facts that have not been disclosed to us that would alter the Opinion set out herein.

5

In resolving to issue and place the Shares, the relevant officers and employees of the Company acted bona fide and in good faith and in accordance with any other duty imposed by Kazakhstan law or otherwise, breach of which could give rise to the issue and placement of the Shares and/or the related transactions being avoided or invalidated. The following is true about the Authorising Resolutions:

(a)	they are true records of the matters described therein;

(b)

the meetings recorded in the Authorising Resolutions were duly conducted and held, each of the meetings referred to was duly constituted, convened and held and, in each case, the quorum requirements were complied with, and the resolutions passed at those meetings have not been revoked, amended, rescinded and are in full force and effect;

(c)	the participants or members of the relevant general meeting of shareholders, board of directors, management board and other bodies duly voted in favour of the resolutions; and

(d)

any statutory or other provision about the participants or members of the relevant general meeting of shareholders, board of directors and management board declaring their interests or the power of interested participants or members of such bodies to vote was duly observed.

6

All procedures and formalities of Kazakhstan law, and the rules and regulations of the NBK and the KCSD applicable to obtaining the Approvals have been complied with by all parties involved and the Approvals have been issued by the NBK and the KCSD in compliance with all applicable rules and regulations.

7

The Company and no individual exercising the powers thereof, has been induced by duress, fraud, misrepresentation or mistake when resolving to issue and place the Shares. In resolving to issue and place the Shares the Company (including without limitation the individuals exercising the powers of the Company) acted:

(a)	in good faith;

(b)	for the purpose of carrying on its activities; and

(c)	in the belief that entry into and approval of the document and the issue and placement of the Shares would be beneficial to the Company.

This is a matter of fact on which we express no opinion.

Schedule 3

Qualifications

This Opinion is subject to the following qualifications.

1

Apart from the review of the documents referred to in Schedule 1 (Documents reviewed), we have not conducted any further due diligence in respect of the Company or review into any of its affairs. We accept no responsibility for any inaccuracy or omission that could have been detected from other sources or additional investigation (though we have no reason to believe that any of the information we have been provided or upon which we have relied is in any way inaccurate or omits any material fact).

2

The Article 84(6) of the Administrative Procedural and Process-Related Code of the Republic of Kazakhstan of 29 June 2020 (in effect from 1 July 2021) contains certain grounds for invalidation of decisions of state authorities which are considered as ‘unlawful favorable acts’. These are inter alia (i) Kazakhstan legal act which served as a basis for issuing an unlawful favorable act is recognized as contradicting to the Constitution of the Republic of Kazakhstan and (ii) an unlawful favorable act concerns interests of the state and society, state security or may lead to major irreversible consequences to health and life of people. It is unclear how these provisions may affect the validity of the Approvals.